Exhibit 99.1

Immediate release: May 17, 2007

VIRGIN MEDIA INC. DECLARES INCREASE IN QUARTERLY CASH DIVIDEND

London, England, May 17, 2007 — Virgin Media Inc. (NASDAQ: VMED) announces that its Board of Directors has approved a 50 per cent increase in the payment of the cash dividend for the quarter to 3.0 cents per share of the Company’s Common Stock. The payment will be made on June 20, 2007 to stockholders of record as of June 12, 2007.

Ends

For further information contact:

Investor Relations

Vani Bassi: +44 (0) 20 7299 5353 / vani.bassi@virginmedia.co.uk

Media contacts

M: Communications, Lisa Gordon and Nick Fox +44 (0) 20 7153 1548